Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-127456) and Form S-1 (No. 333-124855) of Centennial Bank Holdings, Inc. of our report dated February 5, 2004, relating to the consolidated financial statements of Centennial Bank Holdings, Inc. and subsidiaries, which report appears in the December 31, 2005 Annual Report on Form 10-K of Centennial Bank Holdings, Inc.

/s/ Fortner, Bayens, Levkulich & Co., P.C.

FORTNER, BAYENS, LEVKULICH & CO., P.C.

Denver, Colorado

March 29, 2006